FORM 8-K/A
(Amendment No. 1)

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of the Report (Date of earliest event reported): March 19, 2018

WESTMOUNTAIN COMPANY
(Exact Name if Business Issuer as specified in its Charter)

Colorado	0-53030	26-1315305
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3463 Magic Drive, Suite 120
San Antonio, TX 78229
(Address of principal executive offices, including zip code)

(210) 767-2727
(Registrant's telephone number including area code)

(Former Name or Former Address, if Changed Since the Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explantory Note

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K (the "Original Form 8-K") filed by WestMountain Company (the "Company") on March 23, 2018. The Original 8-K disclosed the closing of a merger transaction pursuant to which the Company's wholly owned subsidiary, WASM Acquisition Corp., a Colorado corporation, merged with and into CytoBioscience, Inc., a Delaware corporation ("CytoBioscience"), with CytoBioscience surviving the merger and becoming a wholly owned subsidiary of the Company. This Current Report on Form 8-K/A amends the Original Form 8-K to include the historical audited financial statements of CytoBioscience and the pro forma condensed combined financial information required by Items 9.01(a) and 9.01(b) of Form 8-K that were excluded from the Original Form 8-K in reliance on the instructions to such items.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired. The audited financial statements of CytoBioscience for the years ended December 31, 2017 and 2016, are filed herewith as Exhibit 99.1. The consent of Adeptus Partners, LLC, CytoBioscience 's independent auditors, is attached as Exhibit 23.1 to this Form 8-K/A.

(b)    Pro forma financial information. The unaudited pro forma condensed combined financial information of the Company and CytoBioscience for the year ended December 31, 2017 are filed herewith as Exhibit 99.2.

(d)     Exhibits

Number	Description

23.1	Consent of Adeptus Partners, LLC, Independent Auditors of CytoBioscience, Inc.

99.1	Audited financial statements of CytoBioscience, Inc. for the years ended December 31, 2017 and 2016.

99.2	Unaudited pro forma condensed combined financial information of the Company and CytoBioscience, Inc. for the year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 24, 2018

WESTMOUNTAIN COMPANY

By: /s/  James R. Garvin
       James R. Garvin, Chief Executive Officer
        (Principal Executive Officer)